Exhibit 22.1

Subsidiaries of the Registrant:

1. TTII Oil & Gas, Inc.

Delaware Corporation

511 Sixth Avenue, Suite 800

New York, NY 10011

2. TTI Strategic Acquisitions & Equity Group, Inc.

Delaware Corporation

511 Sixth Avenue, Suite 800

New York, NY 10011

3. G T International Group, Inc.

Wyoming Corporation

511 Sixth Avenue, Suite 800

New York, NY 10011